Execution Copy

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of October 22, 2021, and made effective as of September 30, 2021, is by and between MidWestOne Financial Group, Inc. a corporation organized under the laws of the State of Iowa (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).

RECITALS

1.The Bank and the Borrower entered into a Credit Agreement dated as of April 30, 2015, a First Amendment to Credit Agreement dated as of April 28, 2016, a Second Amendment to Credit Agreement dated as of May 5, 2017, a Third Amendment to Credit Agreement dated as of May 31, 2018, a Fourth Amendment to Credit Agreement dated as of April 29, 2019, a Fifth Amendment to Credit Agreement dated as of February 28, 2020, a Sixth Amendment to Credit Agreement dated as of April 24, 2020, and a Seventh Amendment to Credit Agreement (“Seventh Amendment”) dated as of December 11, 2020 (as amended, the “Credit Agreement”); and

2.The Borrower desires to amend certain provisions of the Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.    Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2.    Amendment. The Credit Agreement is hereby amended as follows:

2.1    Section 1.1 - Defined Terms. Section 1.1 of the Credit Agreement is amended by amending the definitions of “Applicable Margin” and “Revolving Loan Maturity Date” in their entireties to read as follows:

“Applicable Margin”: Means 1.70% in the case of the Revolving Loans.

“Revolving Loan Maturity Date”: September 30, 2022.

Section 1.1 of the Credit Agreement is further amended by adding thereto the following definitions in proper alphabetical order:

“Benchmark”: As defined in Section 2.3(c).

“Daily Simple SOFR”: Means a daily rate based on SOFR and determined by the Bank in accordance with the conventions for such rate selected by the Bank.

“Monthly Reset Term SOFR Rate”: Means the greater of (a) zero and (b) the one-month forward-looking term rate based on SOFR quoted by the Bank from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by the Bank from time to time), which shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other circumstance that the Bank deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such New York Banking Day. If the initial Revolving Loan under this Agreement occurs other than on the Rate Adjustment Date, the initial one-month Term SOFR rate shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the Closing Date, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date.

“Rate Adjustment Date”: Means the first day of each month.

“SOFR”: Means the secured overnight financing rate which is published by the Board or any committee convened by the Board and available at www.newyorkfed.org.

“Term SOFR”: Means a forward-looking term rate based on SOFR and recommended by the Board.

“Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).

2.2. Section 1.6 – LIBOR Notification. Section 1.6 of the Credit Agreement is amended in its entirety to read as follows:

Section 1.6 [Reserved]

2.3 Section 2.3 – Interest Rate. Section 2.3 of the Credit Agreement is amended in its entirety to read as follows:

Section 2.3 Interest Rate.

(a)Interest Rate on the Revolving Loan. Interest on each Revolving Loan hereunder shall accrue at an annual rate equal to the Applicable Margin plus the Monthly Reset Term SOFR Rate. The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

(b)Rates Applicable After Event of Default. Upon the occurrence of any Event of Default, each Loan shall, at the option of the Bank (or, in the case of an Event of Default under Section 7.1(f), (g) or (h), automatically upon the occurrence of such Event of Default), bear interest until paid in full at the rate otherwise applicable thereto plus 2.0%.

(c)Term SOFR Unavailability. If the Bank has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator, of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Benchmark”)) has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, the Bank will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of Term SOFR, such replacement rate will be Daily Simple SOFR. In the case of a replacement rate other than Term SOFR, the Bank may add a spread adjustment selected by the Bank, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. In connection with the selection and implementation of any such replacement rate, the Bank may make any technical, administrative or operational changes that the Bank decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, the Bank will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, the Prime Rate. The Bank does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR.

Section 3.    Waiver.

3.1    Existing Event of Default. Pursuant to Section 5 of the Seventh Amendment, the Borrower agreed to provide to the Bank, on or before January 31, 2021, a certificate of a Secretary or Assistant Secretary of the Borrower certifying as to a true and accurate copy of a resolution of the Board of Directors of the Borrower, in form and substance reasonably acceptable to the Bank, ratifying and confirming the execution, delivery and performance by the Borrower of the Seventh Amendment and the $25,000,000 Revolving Note delivered in connection with the Seventh Amendment and other actions taken by the officers of the Borrower with respect to the Seventh Amendment and the Credit Agreement, and the Borrower agreed that the failure to deliver such certificate would constitute an Event of Default under Section 7.1(d) of the Credit Agreement. The Borrower has failed to deliver such certificate. As a result of the circumstances described in the two proceeding sentences, an Event of Default under Section 7.1(c) of the Credit Agreement exists (the “Existing Event of Default”).

3.2    Waiver. Upon the date on which this Amendment becomes effective, the Bank hereby waives the Existing Event of Default.

3.3    Effect of Waiver. The waiver set forth in Section 3.2 above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Bank with respect to any other term, condition, representation, or covenant applicable to the Borrower or any Subsidiary Bank under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The consents and waivers set forth herein shall not be deemed to be a course of action upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

Section 4.    Effectiveness of Amendment. The amendments in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

4.1    This Amendment, duly executed by the Borrower.

4.2    A certificate of a Secretary or Assistant Secretary of the Borrower dated as of the date of this Amendment and certifying as to the following:

(a)There has been no change to the Borrower’s Articles of Incorporation since a copy thereof was delivered to the Bank with a Secretary’s Certificate with respect to the Borrower dated April 29, 2019 (the “Existing Secretary’s Certificate”).

(b)A true, complete and correct copy of resolutions of the Borrower adopted by its Board of Directors on October 19, 2021.

(c)A true, complete and correct copy of the Bylaws of the Borrower adopted by its Board of Directors on January 20, 2021.

(d)The incumbency, names, titles, and signatures of the Borrower’s officers authorized to execute and deliver this Amendment.

4.3    Copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Agreement.

4.4    UCC search for the Borrower and MidWestOne Bank issued not more than 30 days prior to the Closing Date.

4.5    The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents (as defined below).

Section 5.    Representations, Warranties, Authority, No Adverse Claim.

5.1    Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date that the Bank has not waived.

5.2    Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and all other agreements and documents (collectively, the “Amendment Documents”) executed and delivered by the Borrower in connection therewith by proper corporate action, and none of the Amendment Documents and the agreements therein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank. The Borrower represents and warrants that the Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

5.3    No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.

Section 6.    Affirmation of Credit Agreement, Further References. The Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended to refer to the Credit Agreement as amended by this Amendment.

Section 7.    Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 8.    Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated thereby or relating thereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument or transaction contemplated thereby or relating thereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents, or any other statement, instrument or transaction contemplated thereby or relating thereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 9.    Successors. The Amendment Documents shall be binding upon the Borrower, the Bank, and their respective successors and assigns and shall inure to the benefit of the Borrower, the Bank, and the Bank’s successors and assigns.

Section 10.    Legal Expenses. As provided in Section 8.2 of the Credit Agreement, the Borrower shall pay or reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Bank, including filing and recording costs and fees, charges and disbursements of outside counsel to the Bank and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection, and enforcement of the Amendment Documents and all other documents negotiated, prepared, and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for any stamp or other taxes that may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 11.    Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 12.    Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 13.    Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES.

Section 14.    Acknowledgement and Release. IN ORDER TO INDUCE THE BANK TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE BANK THAT NO EVENTS HAVE TAKEN PLACE AND NO CIRCUMSTANCES EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE BANK FOR PAYMENT OF THE OBLIGATIONS; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE BANK AND ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PARTICIPANTS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE BANK OR ANY OF ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR PARTICIPANTS BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

MIDWESTONE FINANCIAL GROUP, INC.

By: /S/ CHARLES N. FUNK
Name: Charles N. Funk
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By: /S/ WILLIAM P. DORAN
Name: William P. Doran
Title: Vice President

Signature Page to Eighth Amendment to Credit Agreement